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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Northeast Pennsylvania Financial Corp.

We consent to the incorporation by reference in the Registration Statements (Nos. 333-58395, 333-68219, 333-61580 and 333-114195) on Form S-8 of Northeast
Pennsylvania Financial Corp. of our report dated October 26, 2004, relating to the consolidated statements of financial condition of Northeast Pennsylvania Financial Corp. and subsidiaries as of September 30, 2004 and 2003, and the related consolidated statements of operations, comprehensive income (loss), changes in equity, and cash flows for each of the years in the three-year period ended September 30, 2004, which report appears in the September 30, 2004, annual report of Form 10-K of Northeast Pennsylvania Financial Corp. Our report refers to the Company's restatement of their consolidated statements of operations, comprehensive income (loss), changes in equity, and cash flows for the year ended September 30, 2002.

/s/ KPMG LLP
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Philadelphia, PA
December 28, 2004